Exhibit 107

Calculation of Filing Fee Table

Form S-4

(Form Type)

IGTA MERGER SUB LIMITED

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered(1)(9)		Proposed Maximum Offering Price Per Unit			Maximum Aggregate Offering Price			Fee Rate		Amount of Registration Fee
Fees to Be Paid	Equity	Ordinary Shares (2)(9)	457(c); 457(f)(1)	5,546,684	(2)		$11.76	(3)		$65,229,004	(3)	0.00015310			$9,986.56
Fees to be Paid	Equity	Ordinary Shares(4)(9)	457(f)(2)	16,000,000			$0.00003	(5)		533.33	(5)	0.00015310			0.082
	Equity	PubCo Warrants, each whole warrant exercisable for one PubCo Ordinary Share at an exercise price of $11.50(6)(9)	457(g)	9,896,250		$	NA	(7)	$	NA	(7)	NA	(7)	$	NA
Fees to be Paid	Equity	PubCo Ordinary Shares issuable upon exercise of PubCo Warrants(8)(9)	457(g)	9,896,250			$11.58	(8)		$114,623,316	(8)	0.00015310			$17,548.83
	Total Offering Amounts									$179,852,853					$27,535.48
	Total Fees Previously Paid														$36,488.94
	Total Fee Offsets														–
	Net Fee Due														$0.00

(1)	All securities being registered will be issued by IGTA Merger Sub Limited, a BVI business company incorporated in the British Virgin Islands (“PubCo”), in connection with the proposed business combination (the “Business Combination”) among PubCo, Inception Growth Acquisition Limited, a Delaware corporation (“IGTA”), AgileAlgo Holdings Ltd., a British Virgin Islands company (“AgileAlgo”), and specified shareholders of AgileAlgo, as described in PubCo’s Registration Statement on Form S-4 (the “Registration Statement”). Defined terms referred to and not defined in this exhibit have the definitions set forth in the Registration Statement.

(2)	Represents 5,546,684 PubCo Ordinary Shares being registered which includes the maximum number of shares of common stock, par value $0.0001 per share (the “IGTA Shares”), of Inception Growth Acquisition Limited (“IGTA”) that will be outstanding immediately prior to the Business Combination described in the proxy statement/prospectus forming part of this registration statement, with each such IGTA Share exchanged for one PubCo Ordinary Share, consisting of 5,546,684 such shares, which are comprised of: (i) 3,570,694 PubCo Ordinary Shares issuable to IGTA Public Stockholders in exchange for the sum of (x) 1,264,184 IGTA Shares held by IGTA Public Stockholders, (y) 1,035,000 IGTA Shares underlying IGTA Public Rights and (z) 1,271,510 IGTA Shares transferred by Sponsor per non-redemption agreement; (ii) 1,315,990 PubCo Ordinary Shares issuable in exchange for IGTA Shares held by the Initial Stockholders (comprising 1,195,990 PubCo Ordinary Shares issuable to the Sponsor, 107,500 PubCo Ordinary Shares issuable to IGTA's current directors and 12,500 PubCo Ordinary Shares issuable in exchange for IGTA Shares held by Stephen Man Tak Suen, IGTA's former director) (iii) ;240,000 PubCo Ordinary Shares issuable in exchange for IGTA Shares received by Sponsor for conversion of specified Notes; (iv) 100,000 PubCo Ordinary Shares issuable in exchange for IGTA Shares held by Representative and for EF Hutton Shares issuable to Representative; and (v) 320,000 PubCo Ordinary Shares issuable to the financial advisor of AgileAlgo in exchange for AgileAlgo Shares received as service fees.

(3)	Pursuant to Rules 457(c) and 457(f)(1) of the Securities Act of 1933, as amended (the “Securities Act”), the proposed maximum offering price per PubCo Ordinary Share is based on the implied average of the high and low prices of the IGTA Shares as reported on the Nasdaq Capital Market on November 25, 2024.

(4)	Represents 16,000,000 Pubco Ordinary Shares issuable to the shareholders of AgileAlgo.

(5)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act. AgileAlgo is a private company with no market exists for its securities and AgileAlgo has an accumulated deficit. The shares of AgileAlgo being exchanged in the Business Combination have no par value. The proposed maximum aggregate offering price is one-third of the aggregate par value of the PubCo Ordinary Shares expected to be issued in the Business Combination, of which such securities have a par value of $0.0001 per share, and set forth in the table above.

(6)	In connection with the Business Combination, each whole IGTA Warrant described in the related proxy statement/prospectus that is issued and outstanding at the Closing will be exchanged for an equivalent Pubco warrant (the “Pubco Warrants”) and will be thereafter exercisable in accordance with the terms of the equivalent terms described in the related proxy statement/prospectus being exercisable to purchase one Pubco Ordinary Share at a price of $11.50 per share, subject to adjustment, beginning after the closing of the Business Combination.

(7)	The maximum number of PubCo Warrants and Pubco Ordinary Shares issuable upon exercise of the PubCo Warrants are being simultaneously registered hereunder. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the PubCo Warrants has been allocated to the PubCo Ordinary Shares issuable upon exercise of the PubCo Warrants and included in the registration fee paid in respect of such PubCo Ordinary Shares. Pursuant to Rule 457(g), no separate fee is required.

(8)	Pursuant to Rules 457(c), 457(f)(1), Rule 457(g) and Rule 457(i) promulgated under the Securities Act and consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the proposed maximum offering price per PubCo Ordinary Share issuable upon exercise of each PubCo Warrant is equal to the sum of (a) $0.0825, the average of the high and low prices for the IGTA Warrants on Nasdaq on November 25, 2024, and (b) $11.50, the exercise price of the IGTA Warrants.

(9)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share subdivisions, share dividends or similar transactions.